UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2012

EVOLUCIA INC.
(Exact name of registrant as specified in its charter)

Sunovia Energy Technologies Inc.
(Former name of Registrant)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

106 Cattlemen Rd., Sarasota, Florida 34232
(Address of principal executive offices) (zip code)

941-751-6800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On September 13, 2012, Charles B. Rockwood and Evolucia Inc. (the "Company") entered into an Executive Employment Agreement pursuant to which Mr. Rockwood agreed to serve as the Executive Vice President and Chief Financial Officer of the Company.   Mr. Rockwood replaces Jacqueline O’Sullivan as the Company’s Chief Financial Officer.  Ms. O’Sullivan has been reassigned within the Company. Ms. O’Sullivan has no disputes with the Company.

Mr. Rockwood’s term of employment with the Company will be at-will.  Either Mr. Rockwood or the Company may terminate the employment relationship at any time without notice or cause.  In consideration for Mr. Rockwood’s services as Executive Vice-President and Chief Financial Officer, the Company shall compensate Mr. Rockwood a base salary of $150,000 (the “Base Salary”).  The Base Salary will be increased by 5% to 10% on a yearly basis depending on whether certain metrics are satisfied.  The Base Salary increases to $225,000 upon the Company successfully raising $3,000,000 in financing. Mr. Rockwood’s Base Salary will be subject to modification during the employment in accordance with the Company’s practices, policies, and procedures but will not be reduced without Mr. Rockwood’s mutual agreement.  In the event the Company terminates the Agreement without cause, the Company will be required to pay Mr. Rockwood severance equal to one year in salary.

In addition, Mr. Rockwood will be eligible to earn an annual performance bonus of up to 100% of his Base Salary measured as of the end of the preceding fiscal year, payable in cash when other Company executives are paid their bonuses.  Further, Mr. Rockwood was granted Common Stock Option (the “Option”) to purchase 15,000,000 shares (the “Option Shares”) of the company’s common stock.  The exercise price for the Option is $0.035.  The Option will vest in two equal instalments on a yearly basis with 7,500,000 Option Shares vesting one year and two years from the Effective Date.

Mr. Rockwood has more than 20 years of experience in finance and accounting and operations management in a variety of industries including manufacturing, software development, financial services and publishing. Mr. Rockwood has significant experience in turnaround and high-growth environments. From 2010 through 2012, Mr. Rockwood was Chief Financial Officer of Green Jets Incorporated, a firm in the private aviation industry. From 2008 through 2009, Mr. Rockwood was first Chief Operating and Financial Officer, and then Chief Executive Officer and Director of Kesselring Holding Corporation, a publicly traded company specializing in the manufacture and sale of cabinetry, door and hardware products.  In 2006, and 2007, Mr. Rockwood was Chief Operating Officer of LHI, a privately held company in the consumer products manufacturing industry. From 2001 through 2005, Mr. Rockwood served as Chief Financial Officer of Ocwen Technology Xchange, a software development firm in the financial services industry, and Stainsafe Companies, a furniture products manufacturing company. Mr. Rockwood began his career at Arthur Andersen & Co. and is an inactive CPA.

There are no understandings or arrangements between Mr. Rockwood and any other person pursuant to which he was appointed as an executive officer.  Mr. Rockwood presently does not serve on any Company committee.  Mr. Rockwood does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become an executive officer.  Mr. Rockwood has never entered into a transaction, nor is there any proposed transaction, between Mr. Rockwood and the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Nonstatutory Stock Option Agreement between Evolucia Inc. and Charles B. Rockwood

10.1	Executive Employment Agreement by and between Evolucia Inc. and Charles B. Rockwood dated September 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVOLUCIA INC.

	By:	/s/ MEL INTERIANO
Name: Mel Interiano
Title: Chief Executive Officer
Date: September 17, 2012

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